Filed Pursuant to Rule 424(b)(5)
Registration Statements No. 333-286531 and No. 333-287243

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 7, 2025)

i-80 Gold Corp.

3,453,237 Common Shares

This prospectus supplement (this “Prospectus Supplement”) of i-80 Gold Corp. (“i-80” or the “Company”), together with the accompanying base shelf prospectus filed April 14, 2025 and amended on May 1, 2025 (File No. 333-286531) and Form S-3MEF (File No. 333-287243) (the “Shelf Prospectus”), qualifies the distribution of an aggregate of 3,453,237 common shares of the Company (the “Common Shares”) at a price of US$1.39 per Common Share (the “Offering Price”) as consideration for the termination of the Amended and Restated Offtake Agreement dated August 23, 2023 (the “2023 Offtake Agreement”) among: (i) Goldcorp Dee LLC, as seller; (ii) the Company Premier Gold Mines USA, Inc., Premier Gold Mines Nevada Inc., Au-Reka Gold LLC, Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC (collectively, the “Guarantors”), as guarantors; and (iii) TRR Offtakes LLC (“TRR”), as purchaser and purchasers’ agent (the “Offering”) and the satisfaction of all amounts owing thereunder. On September 26, 2025, TRR assigned all of its right, title and interest in the 2023 Offtake Agreement to Vox Royalty Cayman SEZC (“Vox Cayman”), a subsidiary of the Seller (defined below) pursuant to Section 13.1 of the 2023 Offtake Agreement.

The Common Shares are being offered directly to Vox Royalty Corp. (the “Seller”), without a placement agent or underwriter. As a result, the Company is not paying underwriting discounts or commissions in connection with this Offering. Because the Common Shares are being offered to terminate the Transaction, the Company will not receive any proceeds from the issuance of Common Shares.

The Commons Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “IAU” and the NYSE American stock exchange (the “NYSE American”) under the trading symbol “IAUX”. On June 25, 2026, the last trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the TSX and the NYSE American was C$1.96 and US$1.39 per Common Share, respectively.

We are an “emerging growth company” as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Prospectus Supplement and the accompanying Shelf Prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings.

Investing in the securities offered hereby involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-10 of this Prospectus Supplement and in the accompanying Shelf Prospectus, as well as those contained in the documents that are incorporated by reference herein and therein. You should carefully read this entire Prospectus Supplement and the accompanying Shelf Prospectus, including any information incorporated by reference, before deciding whether to purchase the securities offered hereby.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated June 25, 2026

S-i

IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and updates information contained in the accompanying Shelf Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus. The second part, the accompanying Shelf Prospectus, gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. This Prospectus Supplement should be read in conjunction with and may not be delivered or utilized without the accompanying Shelf Prospectus.

The Company has not authorized anyone to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein). The Company takes no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the securities offered hereby or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), you should rely on the information in this Prospectus Supplement. The Company is not making an offer to sell or soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale of such securities is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus, respectively, or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective date of each such document. The business, financial condition, results of operations and prospects of the Company may have changed since those dates. Information in this Prospectus Supplement updates and modifies the information in the accompanying Shelf Prospectus and the information incorporated by reference herein and therein.

This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. The Company does not undertake to update the information contained or incorporated by reference herein or in the accompanying Shelf Prospectus, except as required by applicable securities laws.

Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this Prospectus Supplement or the accompanying Shelf Prospectus and such information is not incorporated by reference herein or therein.

Unless otherwise noted or the context otherwise indicates, “i-80” and the “Company” refer to i-80 Gold Corp. together with its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, contain or incorporate by reference “forward-looking information” and “forward-looking statements”, as defined in applicable securities laws (collectively referred to herein as “forward-looking statements”) with respect to the Company. These statements relate to future events or the Company’s future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “guidance”, “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”,

“intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein speak only as of the date of this Prospectus Supplement, accompanying Shelf Prospectus or such other document, as applicable, or as of the date or dates specified in such statements.

Forward-looking statements contained or incorporated by reference into this Prospectus Supplement include, but are not limited to, statements with respect to:

•	the Offering, including the expected closing date and the ability to obtain all requisite regulatory approvals, including the approval of the TSX and NYSE American;

•	future objectives of the Company and strategies to achieve those objectives;

•	future financial or operating performance of the Company;

•	targeted milestones for the Company’s mineral properties and projects, including production estimates and production guidance;

•

expectations, strategies and plans for the Company’s mineral properties and projects, including with respect to mineral reserve and mineral resource estimates and the quantity and quality thereof, expected mine life, development schedule, production, capital and operating cost estimates, availability of capital for development and overall financial analyses;

•	supply and demand for gold and silver;

•	estimation and realization of mineral resources;

•	timing of exploration and development projects;

•	costs, timing and location of future drilling;

•	results of future exploration and drilling and estimated completion dates for certain milestones;

•	the ability of the Company to obtain and maintain all government approvals, permits and third party consents in connection with the Company’s activities;

•	government regulation of mining operations;

•	evolution and economic performance of development projects;

•	timing of geological and/or technical reports;

•	future strategic plans, including the Company’s recapitalization plan;

•	operating and exploration budgets and targets;

•	continuity of a favorable gold market;

•	contractual commitments;

•	environmental and reclamation expenses;

•	continuous availability of required manpower;

•	continuous access to capital markets; and

•	any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements. Such factors include, among others:

•	risks normally incidental to the nature of mineral exploration, development and mining;

•	exploration programs not resulting in profitable commercial mining operations;

•	general business, social, economic, political, regulatory and competitive uncertainties;

•	the actual results of current mining operations and development activities;

•	operating and/or project delays or interruptions;

•	capital requirements, including increases in operating and capital costs;

•

debt and liquidity risks and the ability to comply with all covenants and obligations (including financial ratios and tests) pursuant to various credit facilities, loan agreements, metals purchase and sale agreements and prepayment arrangements;

•	the uncertainty of mineral resource estimates;

•	mineral resources not having demonstrated economic viability;

•	whether or not i-80 is determined to have “passive foreign investment company” (“PFIC”) status as defined in Section 1297 of the Code;

•

the Company’s ability to comply with the United States Securities and Exchange Commission (“SEC”) domestic company rules and satisfy its reporting obligations with the SEC within the prescribed periods;

•	risks associated with the construction and start-up of new mines;

•	fluctuating commodity prices;

•	failure to develop the Company’s mineral projects;

•	failure to operate independently;

•	risks associated with inaccurate capital and operational costs estimates;

•	risks related to future production estimates and guidance, if any;

•	dependence on key personnel, including key employees, directors and senior management;

•	reliance on third parties;

•	financial statements may not reflect the Company’s financial position, results of operations or cash flows in the future;

•	risks related to the failure or breach of network systems or other digital technologies;

•	there being no assurance of title to mineral projects;

•	the Company’s activities being subject to extensive governmental regulation;

•	risks related to health epidemics and outbreak of communicable diseases;

•	maintenance or provision of infrastructure;

•	tax matters;

•	information technology;

•	risks associated with obtaining or complying with all required permits and licenses;

•	environmental regulations and potential liabilities;

•

ability to arrange for, or continue to obtain, satisfactory surety bonds in favor of government agencies, as financial support for environmental reclamation and exploration permitting at its properties;

•	reclamation requirements;

•	insurance and uninsured risks;

•	competition from other mining businesses;

•	the Company’s failure to select appropriate acquisition targets;

•	undisclosed risks and liabilities relating to the acquisition of the Granite Creek Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Granite Creek Project;

•	undisclosed risks and liabilities relating to the acquisition of the Ruby Hill Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Ruby Hill Project;

•	undisclosed risks and liabilities relating to the acquisition of the Lone Tree Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Lone Tree Project;

•	conflicts of interest;

•	non-compliance with the Extractive Sector Transparency Measures Act (Canada);

•	disputes with third parties;

•	reputational risks;

•	reliance on transition services;

•	weather and climate change risks;

•	ability to access resources and materials, including water rights;

•	land payments relating to mineral properties and projects;

•	risks associated with having significant shareholders and contractual obligations with respect thereto;

•	international conflict;

•	the Company’s ability to produce accurate and timely financial statements;

•	volatility of the trading price of the Common Shares;

•	dilution and future sales of the Common Shares;

•	decline in price of the Common Shares;

•	the Company’s lack of history of earnings;

•	failure of plant, equipment or processes to operate as anticipated;

•	rising inflation;

•	the publication of unfavorable research reports by third parties;

•	the Company’s failure to comply with laws and regulations or other regulatory requirements; and

•

the accuracy of forward-looking statements and forecast financial information, as well as those additional risk factors listed in the “Risk Factors” section of this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended. Those factors are described or referred to under the heading “Risk Factors” in this Prospectus Supplement, the accompanying Shelf Prospectus and in the Annual Report on Form 10-K (as defined herein) and elsewhere in this Prospectus Supplement and the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. Such statements are based on a number of assumptions, which may prove to be incorrect, including, but not limited to, assumptions about the following:

•

the ability to complete the Offering on the terms and conditions stated herein and in line with timing expectations and to obtain all necessary regulatory approvals including those of the TSX and NYSE American;

•	favorable equity and debt capital markets;

•	the supply and demand for, and the level and volatility of, future gold and silver prices;

•	the ability to maintain anticipated production levels and in line with the Company’s production guidance and outlook;

•	operating and capital costs;

•	the Company’s ability to raise any necessary additional capital on reasonable terms to advance the development of its projects and pursue planned exploration;

•	the Company’s ability to comply with all covenants and obligations under its various debt and debt-like instruments and arrangements;

•	the economy and the mining industry in general;

•

the accuracy of the Company’s mineral reserve and mineral resource estimates and the geological and metallurgical assumptions (including with respect to size, grade and recoverability of mineral reserves and mineral resources) and operational and price assumptions on which the mineral reserve and resource estimates are based;

•	permitting, development and operations are consistent with the Company’s expectations;

•	no unforeseen changes in the legislative and operating framework for the Company occur;

•	the accuracy of budgeted exploration and development costs and expenditures;

•	foreign exchange rates;

•	plant and equipment work as anticipated;

•	no unusual geological or technical problems occur;

•	the receipt of any necessary regulatory approvals;

•	the Company’s ability to attract and retain skilled staff;

•	prices and availability of equipment;

•	the ability of contracted parties to provide goods and/or services on a timely basis or at all; and

•	no significant events occur outside of the Company’s normal course business.

All forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Investors should read this entire Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects of their investment in the securities offered hereby.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING THE USE OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The Company is subject to the mining disclosure requirements of (i) National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (“CIM Standards”), adopted by the CIM Council, as amended, and (ii) the SEC’s mineral property disclosure requirements contained in Subpart 1300 of Regulation S-K (“S-K 1300”). For the year ended December 31, 2025, the Company filed its Annual Report on Form 10-K and reported in accordance with S-K 1300, which differs in some respects from the requirements of NI 43-101 and the CIM Standards.

NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in accordance with NI 43-101 and the CIM Standards. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre–feasibility studies, except in very limited circumstances.

S-K 1300 is a rule developed by the SEC, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in accordance with S-K 1300. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Under S-K1300, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

While S-K 1300 uses the same terminology for mineral reserves and mineral resources as NI 43-101, the definitions, while similar, are not identical to NI 43-101. Accordingly, information included or incorporated by reference in this Prospectus Supplement and accompanying Shelf Prospectus concerning mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not be comparable to similar information prepared in accordance with S-K 1300.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, which are described under “Documents Incorporated by Reference” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying Shelf Prospectus carefully, including the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying Shelf Prospectus, including the financial statements and the accompanying notes contained in such documents.

Offtake Termination and Settlement Agreement

On August 23, 2023, the Amended and Restated Offtake Agreement was entered into by and among (i) Goldcorp Dee LLC, as seller; (ii) the Guarantors and (iii) TRR, as purchaser and purchasers’ agent. The 2023 Offtake Agreement is the most recent amendment and restatement of a series of offtake arrangements for the sale of refined gold, originally entered into pursuant to an offtake agreement dated June 2, 2016, which was amended on September 20, 2016, amended and restated effective January 31, 2019, further amended and restated effective March 4, 2020, replaced by a new offtake agreement dated April 7, 2021 entered into to give effect to the spin-out of the Company and its U.S. assets from Premier Gold Mines Limited, and amended and restated effective December 13, 2021. The predecessor purchaser and purchasers’ agent under the offtake arrangements as amended and restated effective December 12, 2021 transferred all of its rights and obligations thereunder to TRR on January 11, 2022, following which the parties thereto amended and restated such arrangements as the 2023 Offtake Agreement, under which TRR acted as the purchaser and purchaser’s agent.

On September 26, 2025, TRR assigned all of its right, title and interest in and to the 2023 Offtake Agreement to Vox Cayman, pursuant to Section 13.1 of the 2023 Offtake Agreement (as evidenced by the Company’s Acknowledgement dated September 26, 2025), and Vox Cayman designated itself as the Purchasers’ Agent under the 2023 Offtake Agreement in accordance with Section 14.3 thereof. TRR’s notice details were contemporaneously changed to c/o Deterra Royalties Limited, Perth, Western Australia. As of the date thereof, Vox Cayman held 100% of the Purchaser’s Share (as defined in the 2023 Offtake Agreement) and was the sole Purchaser and Purchasers’ Agent under the 2023 Offtake Agreement.

On September 29, 2025, Vox Cayman provided notice of a collateral assignment of its interest under the 2023 Offtake Agreement to the Bank of Montreal (“BMO”), as agent, as security for certain obligations owed by Vox Cayman to BMO pursuant to an Ontario-law governed general security agreement and a Cayman-law governed debenture, each dated September 26, 2025 (the “BMO Security Interest”). GoldCorp Dee LLC acknowledged such collateral assignment on October 6, 2025.

On June 25, 2026, i-80 Gold, on behalf of itself and its fellow Guarantors, entered into a definitive offtake termination and settlement agreement to terminate the 2023 Offtake Agreement (the “Offtake Termination and Settlement Agreement”). Under the Offtake Termination and Settlement Agreement, the 2023 Offtake Agreement, and all of the rights, obligations, liabilities and covenants of i-80 Gold and the Guarantors thereunder, will be terminated in their entirety and be of no further force or effect (the “Transaction”), and in consideration of such termination, the Company will issue the Offering of 3,453,237 Common Shares to the Seller, as nominee of Vox Cayman, and the Company will also make a cash payment to settle outstanding obligations relating to ore material processed in April, May, and June 2026 by a third party. The issuance of Common Shares and the cash payment constitute full and final consideration for the termination of the 2023 Offtake Agreement and the release of i-80 Gold and the Guarantors from their obligation to sell and deliver the remaining ounces of refined gold under the 2023 Offtake Agreement.

Upon closing of the Transaction , each of Vox Cayman and the Seller will irrevocably and unconditionally waive, release and forever discharge any and all claims against i-80 Gold and the Guarantors in connection with, or arising as a result of, the 2023 Offtake Agreement, and the BMO Security Interest will be released prior to or concurrently with the closing of the Transaction.

THE OFFERING

Issuer	i-80 Gold Corp.

Common Shares to be offered	3,453,237 Common Shares

Common Shares to be outstanding after this Offering	865,637,834 Common Shares

Use of Proceeds	We will not receive any cash proceeds in connection with the Offering of Common Shares contemplated by this Prospectus Supplement and the Shelf Prospectus. The Common Shares are being issued as consideration for the termination of the 2023 Offtake Agreement and the satisfaction of all amounts owing thereunder.

See “Use of Proceeds” on page S-16 of this Prospectus Supplement.

Risk Factors	See “Risk Factors” on page S-10 of this Prospectus Supplement and the Shelf Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Shares.

NYSE American Symbol	IAUX

TSX Symbol	IAU

•	The number of Common Shares that will be outstanding after this offering is based on 853,481,397 Common Shares outstanding as of March 31, 2026, and excludes the following:

•	8,013,202 Common Shares issuable pursuant to stock options outstanding as of March 31, 2026, with a weighted average exercise price of C$2.62 per share;

•	up to 15,578,869 Common Shares underlying outstanding restricted share units granted as of March 31, 2026; and

•	up to 1,811,481 Common Shares underlying outstanding deferred share units granted as of March 31, 2026.

RISK FACTORS

An investment in the Company’s securities is subject to a number of risks that should be carefully considered by a prospective purchaser. Before deciding whether to invest in the securities offered hereby, prospective investors should carefully consider, in light of their own financial circumstances, the risks described below and those incorporated by reference into this Prospectus Supplement, including in the Annual Report on Form 10-K and those described in the Annual MD&A. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking statements and the Company’s actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information”.

Negative cash flow from operations.

The Company had negative cash flow from operating activities for the year ended December 31, 2025 and for the three months ended March 31, 2026. The Company cannot guarantee that it will have positive cash flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company’s business, financial condition and results of operations, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

An investment in the Company’s securities is speculative.

An investment in the Company’s securities and the Company’s prospects generally is speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Annual Report on Form 10-K. The risks described below and in the Annual Report on Form 10-K are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Annual Report on Form 10-K actually occur, then the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Annual Report on Form 10-K and the other information elsewhere in this Prospectus Supplement and the accompanying Shelf Prospectus and consult with their professional advisors to assess any investment in the Company’s securities.

A positive return in an investment in the securities offered hereby is not guaranteed.

There is no guarantee that an investment in the securities offered hereby will earn any positive return in the short term or long term. An investment in the securities offered hereby involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities offered hereby is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

The market price for the Common Shares may fluctuate.

The market price of the Common Shares may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, the results of any public announcements made by the Company and the Company’s failure to meet analysts’ expectations. In addition, from time to time, the stock market experiences significant price and volume volatility that may affect the market price of the Common Shares for reasons unrelated to the Company’s performance. Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the

Company’s operations, such as legislative or regulatory developments, competition, technological changes, global capital market activity and changes in interest and currency rates. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Company’s performance.

The value of the Common Shares will be affected by the general creditworthiness of the Company. The Annual Report on Form 10-K and the Company’s Annual MD&A and Interim MD&A are incorporated by reference in this Prospectus Supplement and discuss, among other things, known material trends and events, and risks or uncertainties that are reasonably expected to have a material effect on the Company’s business, financial condition or results of operations. The market value of the Common Shares may also be affected by the Company’s financial results and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which the Common Shares are traded and the market segment of which the Company is a part.

Investors may not be able to obtain enforcement of civil liabilities against the Company.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (British Columbia), that some of the Company’s officers and directors are not residents of the United States, that some or all of the experts named in this Prospectus Supplement and the accompanying Shelf Prospectus are not residents of the United States and that all or a portion of the assets of said persons, and a portion of the Company’s assets, are located outside the United States. It may not be possible for an investor to effect service of process within the United States on, or enforce judgments obtained in the United States courts against, the Company or certain of the Company’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is doubt as to whether an original action could be brought in Canada against the Company or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws. See “Enforceability of Civil Liabilities”.

SCIENTIFIC AND TECHNICAL INFORMATION

Our material projects, as determined pursuant to NI 43-101 and S-K 1300, are the Cove Project (as defined herein), the Granite Creek Project (as defined herein), the Lone Tree Project (as defined herein), and the Ruby Hill Project (as defined herein). All of our projects are located in the State of Nevada.

Further information about these properties can be found in the technical report summaries for each material project filed as exhibits to the Company’s Annual Report on Form 10-K. All of the Company’s projects are considered exploration stage projects because the Company has not delineated any mineral reserves at any of its properties pursuant to S-K 1300. With respect to the Ruby Hill Project, the Lone Tree Project, and the Granite Creek Project, the Company has started extraction activities to support ongoing residual heap leaching activities without determining mineral reserves.

CAUTIONARY NOTE REGARDING NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with GAAP. Certain financial information with respect to the Company incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein includes terms or performance measures commonly used in the mining industry that are not defined under GAAP, including “cash cost per ounce sold”, “all-in sustaining cost per ounce sold”, “adjusted loss”, “adjusted loss per share”, and “average realized price per ounce”. Management uses these non-GAAP measures, together with measures determined in accordance with GAAP, to provide investors with a supplemental measure to evaluate the underlying performance of the Company.

The Company believes that these measures, in addition to conventional measures prepared in accordance with GAAP, provide investors with an improved ability to evaluate the underlying performance of the Company. Non-GAAP measures do not have any standardized meaning prescribed under GAAP and may not be comparable to similar non-GAAP measures employed by other companies. The data presented is intended to provide additional information to complement, and not replace, GAAP measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP and should be read in conjunction with the Company’s financial statements incorporated by reference herein.

For a detailed description of the non-GAAP measures related to the Company and a reconciliation to the most directly comparable GAAP measures, please see the discussion under the heading “Non-GAAP Financial Performance Measures” in the Annual Report on Form 10-K. The Annual Report on Form 10-K is incorporated by reference herein and is available at the SEC’s EDGAR system at www.sec.gov.

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein concerning economic and industry trends is based upon good faith estimates of management or derived from information provided by industry sources. The Company believes that such market and industry data is accurate and that the sources from which it has been obtained are generally reliable. However, the Company cannot guarantee the accuracy of such information and it has not independently verified the assumptions upon which projections of future trends are based. Projections, assumptions and estimates of the Company’s future performance and the future performance of the industry in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this Prospectus Supplement and in the Annual Report on Form 10-K, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the SEC and is therefore deemed to be incorporated by reference into the accompanying Shelf Prospectus for purposes of this Offering. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 150 York Street, Suite 1802, Toronto, Ontario, Canada, telephone 1-775-525-6450 and are also available electronically through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company available on EDGAR are not incorporated by reference into this Prospectus Supplement except as specifically set out herein.

This Prospectus Supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering.

The following documents which have been filed by us with the SEC, are also specifically incorporated by reference into, and form an integral part of the accompanying Shelf Prospectus, as supplemented by this Prospectus Supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)	annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026;

(b)	quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026;

(c)

current reports on Form  8-K, filed with the SEC on January  21, 2026, February  18, 2026, February  26, 2026, March  17, 2026, March  24, 2026, March  27, 2026, April  14, 2026, May  15, 2026, and June 24, 2026 in each case, to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(d)	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2026;

(e)	the description of Common Shares contained in our registration statement on Form 40-F filed on May 6, 2022, including any amendment or report filed for purposes of updating such description; and

(f)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement but before the termination of the offering of the securities made by this Prospectus Supplement.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in this Prospectus Supplement or in any document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus Supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this Prospectus Supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this Prospectus Supplement is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in this Prospectus Supplement, the accompanying Shelf Prospectus or in a document (or part thereof) incorporated by reference herein or therein, or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained in this Prospectus Supplement or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this Prospectus Supplement or in the accompanying Shelf Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement or the accompanying Shelf Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus do not incorporate by reference the information on such website into this Prospectus Supplement or the accompanying Shelf Prospectus, and the Company disclaims any such incorporation by reference.

This section supersedes and replaces the section in the accompanying Shelf Prospectus captioned “Documents Incorporated by Reference”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 (File No. 333-286531) and Form S-3MEF (File No. 333-287243), including relevant exhibits and schedules, under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) with respect to the securities to be sold in the Offering. This Prospectus Supplement and the accompanying Shelf Prospectus, which constitute a part of the registration statement, do not contain all of the information contained in the registration statement. You should read the registration statement on Form S-3 and its exhibits and schedules for further information with respect to us and the securities offered hereby.

Upon written or oral request, copies of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) may be obtained, without charge, upon request to the Corporate Secretary of the Company at 150 York Street, Suite 1802, Toronto, Ontario, Canada, telephone 1-775-525-6450. These documents are also available electronically through EDGAR at the website of the SEC at www.sec.gov. The Company’s filings through EDGAR are not incorporated by reference in this Prospectus Supplement except as specifically set out herein.

We are an SEC registrant subject to the informational requirements of the U.S. Exchange Act and, accordingly, file with, or furnish to, the SEC certain reports and other information. The documents we file with or furnish to the SEC are electronically available on EDGAR, which may be accessed at www.sec.gov/edgar.

FINANCIAL INFORMATION AND CURRENCY

In this Prospectus Supplement, unless stated otherwise or the context otherwise requires, all dollar amounts are expressed in United States dollars. All references to “$” or “US$” or “dollars” are to the lawful currency of the United States, and all references to “C$” or “Canadian dollars” are to the lawful currency of Canada.

The following table sets forth the high, low and average daily exchange rates, and the exchange rate at the end of the period, for the years ended December 31, 2025 and 2024, and for the three months ended March 31, 2026, as reported by the Bank of Canada. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31, 2024		Year ended December 31, 2025		Three months ended March 31, 2026
High	C$	1.4416	C$	1.4603	C$	1.3939
Average	C$	1.3316	C$	.3558	C$	1.3717
Low	C$	1.3698	C$	1.3978	C$	1.3515
Rate at end of period	C$	1.4389	C$	1.3706	C$	1.3939

On June 25, 2026, the rate of exchange for one United States dollar, expressed in Canadian dollars, based on the Bank of Canada, was US$1.00=C$1.42 (or C$1.00 =US$0.704).

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about the Company contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any securities. You should carefully read the entire Prospectus Supplement and accompanying Shelf Prospectus, including the section titled “Risk Factors”, as well as the Annual Report on Form 10-K, the Annual Financial Statements, the Annual MD&A and related notes, and the other documents incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) (“BCBCA”) under the name “i-80 Gold Corp.”, as a wholly-owned subsidiary of Premier Gold Mines Limited (“Premier”) for the purposes of completing a plan of arrangement (the “Plan of Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. (“Premier USA”) to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a “reporting issuer” under applicable Canadian securities laws and is no longer a subsidiary of Premier.

As of the date of this Prospectus Supplement, the Company is a reporting issuer with the SEC and in each of the provinces and territories of Canada.

The Company’s registered office is located at 2700 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. The Company also maintains an executive office in Toronto, Ontario Canada.

THE BUSINESS OF THE COMPANY

The Company is a mining company engaged in the advancement of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company’s principal mining projects include: (i) the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the “Cove Project”); (ii) the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the “Granite Creek Project”); (iii) the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company’s Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the “Lone Tree Project”); (iv) the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “Ruby Hill Project”); and (v) the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “FAD Project”). The Company does not consider the FAD Project to be material as of the date of this Prospectus Supplement.

USE OF PROCEEDS

We will not receive any cash proceeds in connection with the issuance of Common Shares contemplated by this Prospectus Supplement and the accompanying Shelf Prospectus. The Common Shares are being issued as consideration for the termination of the 2023 Offtake Agreement and the satisfaction of all amounts owing thereunder.

PLAN OF DISTRIBUTION

Pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus, we are offering 3,453,237 Common Shares. We will not receive any cash proceeds in connection with the issuance of Common Shares contemplated by this Prospectus Supplement and the accompanying Shelf Prospectus.

The Common Shares are being offered directly to the Seller without a placement agent, underwriter, broker or dealer. We estimate the total expenses of this Offering will be approximately $150,000. We currently anticipate that the closing date will be June 26, 2026.

The transfer agent and registrar for our common shares is TSX Trust Company. The Common Shares are listed and posted for trading on the TSX under the symbol “IAU” and on the NYSE American under the symbol “IAUX”. The TSX has not yet conditionally approved the Company’s listing application and there is no assurance that the TSX will approve the listing application or that the NYSE American will authorize the listing application.

CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

See the information set forth under the headings “Certain Canadian Federal Tax Considerations for U.S. Holders” and “Certain United States Federal Income Tax Considerations for U.S. Holders“ in Item 5. Market For Registrant’s Common Equity, Related Shareholder Matters And Issuer Purchases Of Equity Securities of our Annual Report on Form 10-K for the year ended December 31, 2025.

LEGAL MATTERS

Certain legal matters relating to the Offering hereby will be passed upon on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Grant Thornton LLP is the auditor of the Company and is independent of the Company within the meaning of the AICPA Code of Professional Conduct and within the meaning of PCAOB Rule 3520, Auditor Independence.

The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal office in Toronto, Ontario.

INTERESTS OF EXPERTS

Information of a scientific or technical nature in respect of the Company’s mineral properties included in this Prospectus Supplement, the accompanying Shelf Prospectus or the documents incorporated by reference herein and therein is based on technical reports prepared under NI 43-101 and SK-1300: (i) in respect of the Cove Project, by Practical Mining LLC., TR Raponi Consulting Ltd. and Montgomery & Associates; (ii) in respect of the Granite Creek Project, by Practical Mining LLC., Global Resource Engineering Ltd. and TR Raponi Consulting Ltd.; (iii) in respect of the Lone Tree Project, by Dr. Abani R. Samal, Ph.D., RM-SME, Brian Arthur, RM-SME and Paul Gates, PE of GeoGlobal, LLC; and (iv) in respect of the Ruby Hill Project, by Forte Dynamics, Inc., Practical Mining LLC, and TR Raponi Consulting Ltd. All of the authors of the technical reports are independent “qualified persons” under S-K 1300. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated under and governed by the Business Corporations Act (British Columbia). Most of the Company’s directors and officers, and some or all of the experts named in this Prospectus Supplement, are residents of Canada or otherwise reside outside of the United States, and a portion of their assets are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

$250,000,000

Common Shares

Warrants

Debt Securities

Subscription Receipts

Units

We may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”), debt securities (the “Debt Securities”), subscription receipts exercisable for Common Shares or other securities (the “Subscription Receipts”) and units comprised of some or all of the other securities described above (“Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof up to $250,000,000 in the aggregate, in one or more series or issuances of Securities under this shelf prospectus (which we refer to as the “Prospectus”). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”), under the symbols “IAU” and “IAUX”, respectively. On April 30, 2025, being the last complete trading day prior to the date hereof, the last reported sale price of our Common Shares on the TSX was C$0.86 per Common Share and on the NYSE American was US$0.6142 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section beginning on page 2 of this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference herein and therein.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian and U.S. Federal Income Tax Considerations” in this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 7, 2025.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up $250,000,000 in the aggregate, in one or more series or issuances of Securities. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Debt Securities, the designation, any limit on the aggregate principal amount, the rate at which the Debt Securities will bear interest, whether the Debt Securities will be secured or unsecured, the conditions of redemption of the Debt Securities, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the currency, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the number of Units offered, the terms of the Units, the offering price, the number of Common Shares, Warrants or other Securities included in each Unit and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find Additional Information”.

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Statements”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities, and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this

Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “i-80 Gold”, the “Company”, “we”, “us” and “our” refer to i-80 Gold Corp., either alone or together with our subsidiaries as the context requires.

The Company’s registered and records office is located at Suite 2500, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” or “C$” are to Canadian dollars. See “Exchange Rate Information”. Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our Securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable Prospectus Supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the Prospectus Supplement or appearing or incorporated by reference in this Prospectus, including the risks, uncertainties and assumptions discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described herein are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties not presently known to the Company or that the Company currently deems to be immaterial may also impair the Company’s business operations. If any of the possibilities described in such risks actually occurs, it could have a material adverse effect on the business, financial condition and results of operations of the Company and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, each of which could cause purchasers of the Securities to lose part or all of their investment. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus and the documents incorporated by reference herein, or other unforeseen risks.

Risks Related to Our Securities

Negative operating cash flow

The Company cannot guarantee that it will have positive cash flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company’s business, financial condition and results of operation, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

Loss of entire investment

An investment in the Securities and the Company’s prospects generally are speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Company’s annual report on the Form 10-K (the “Form 10-K”). The risks described below and in the Form 10-K are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Form 10-K actually occur, then the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Form 10-K and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Company.

Third parties may involve the Company in certain legal proceedings, which, if successful, may have a material adverse effect on the Company’s financial condition and operations

In the normal course of the Company’s operations, whether directly or indirectly, it may become involved in, named as a party to or the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions relating to, among other things, personal injuries, property damage, contract disputes and their business activities. The outcome with respect to outstanding, pending or future proceedings cannot be predicted with certainty, and may be determined in a manner adverse to the Company, and as a result, could have a material adverse effect on its financial conditions and results of operations, and the Company’s ability to satisfy its debt service obligations. Even if the Company prevails in any such legal proceedings, the proceedings could be costly and time-consuming and may divert the attention of management and key personnel away from the Company’s business operations which could have a material adverse effect on its financial condition and results of operations, and on the Company’s ability to satisfy its debt service obligations. Furthermore, no assurance can be given that the Company will not become involved in litigation, whether as defendant or plaintiff, in other matters from time to time.

There is no assurance of a sufficient liquid market for Common Shares in the future

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.

There is no market for certain of our offered Securities

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The market price of the Securities may fluctuate significantly

The trading price of the Common Shares and other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be subject to large fluctuations. The trading prices may increase or decrease in response to a number of events and factors, including:

•	the price of metals and minerals;

•	the Company’s operating performance and the performance of competitors and other similar companies;

•	exploration and development of the Company’s properties;

•	the public’s reaction to the Company’s press releases, other public announcements and the Company’s filings with the various securities regulatory authorities;

•	changes in earnings estimates or recommendations by research analysts who track the Common Shares or other companies in the resource sector;

•	changes in general economic conditions;

•	changes in prevailing interest rates;

•	changes or perceived changes in the Company’s creditworthiness;

•	the number of Common Shares to be publicly traded after the completion of any offering of Securities;

•	the arrival or departure of key personnel; and

•	acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be affected by many variables not directly related to the Company’s results and not within the Company’s control, including developments that affect the market for all resource sector shares, macroeconomic developments in North America or globally, the breadth of the public market for the Common Shares and any other Securities that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of the securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company’s share price may be volatile in the future and may not accurately reflect the long-term value of the Company. In addition, the Company’s share price may decline below the price paid for Securities offered hereunder, and investors may not be able to sell their Securities at or above the price paid for such Securities.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness and affect your right to payment

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by the Company in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Payments on Debt Securities will be subject to the financial health of the Company

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Company and its creditworthiness. The ability of the Company to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest into Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Issuance of additional securities would dilute existing investors

The Company’s notice of articles and articles allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Company subject to the provisions of the BCBCA, in many cases, without the approval of the Company’s shareholders. Additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The Company cannot predict the size of future issuances of Securities or the effect that future issuances and sales of Securities will have on the market price of the Common Shares. The issuance of additional equity securities, and the exercise of Warrants, stock options and other securities convertible into equity securities, will result in dilution of the equity interests of any persons who are or may become holders of Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.

Future sales by existing shareholders could cause the prices of the Common Shares to fall

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company’s ability to raise additional capital through the sale of securities.

Capital-Raising Constraints

A decline in the market price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Company’s ability to raise additional capital for its operations. A decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and the Company’s continued operations. A reduction in the Company’s ability to raise equity capital in the future could have a material adverse effect upon the Company’s business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Company may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

Tax risk

Prospective investors should be aware that the purchase, holding or disposition of Securities may have tax consequences both in Canada and the United States. Prospective investors should consult with an independent tax advisor.

If our forward-looking statements prove inaccurate, our actual results could differ materially from expectations

Investors should not place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on such risks, assumptions and uncertainties can be found in this Prospectus under the heading “Cautionary Note Regarding Forward-Looking Information”.

Actual production may be significantly lower than our forecasts, which could negatively impact our financial results

Forecasts of future production are estimates based on interpretation and assumptions and actual production may be less than estimated. The Company prepares estimates of future production for its operating mines. The Company’s ability to achieve and maintain the production rates on which such estimates are based is subject to a number of risks and uncertainties. The Company’s production estimates are dependent on, among other things, the accuracy of mineral reserve and resource estimates, the accuracy of assumptions regarding mineral grades and recovery rates, ground conditions, physical characteristics of minerals, such as hardness and the presence or absence of particular metallurgical characteristics, and the accuracy of estimated rates and costs of mining and processing.

The Company’s actual production may vary from its estimates for a variety of reasons. The failure of the Company to achieve its production estimates could have a material adverse effect on the Company’s results of operations and financial condition. There is no guarantee that anticipated production costs will be achieved at the Company’s mineral projects. Failure to achieve anticipated production costs could have a material adverse impact on the Company’s ability to repay loans and generate revenue and cash flow to fund operations and future profitability.

If the Company fails to maintain or obtain required permits or licenses, its operations could be delayed or halted and its costs could increase significantly.

The Company is required to maintain in good standing a number of permits and licenses from various levels of governmental authorities in connection with the development and operations at its mineral properties. Although the Company has all required permits for its current operations, there is no assurance that delays will not occur in the renewal of certain permits and there is no assurance that the Company will be able to obtain additional permits for any possible future changes to operations or additional permits associated with new legislation. There is also no assurance that the Company can obtain, or that there will not be delays in obtaining, the environmental approval or permits necessary to develop any future projects.

To the extent such approvals or consents are required and are delayed or not obtained, the Company may be curtailed or prohibited from continuing its operations or proceeding with any further development. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration, development or exploitation of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining and exploration companies or more stringent implementation thereof could have a material adverse impact on the Company and cause increases in exploration expenses and/or capital and operating expenditures or require abandonment or delays in development or exploitation of mining properties.

The Company will have broad discretion over the use of proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price or value of the Company’s issued and outstanding securities to decline.

We are an “emerging growth company”, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors

The Company is an “emerging growth company” as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a “large accelerated filer”, as defined in Rule 12b-2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

We are currently a “smaller reporting company,” and our election to comply with the reduced disclosure requirements as a public company may make it more challenging for investors to analyze our results of operations and financial prospects and may make our Common Shares less attractive to investors.

We are currently considered a “smaller reporting company” as defined by the SEC’s revised rules. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements, providing simplified executive compensation disclosures in our filings being exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of our internal control over financial reporting, and having certain other decreased disclosure obligations in our filings with the SEC. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects. We will remain a smaller reporting company if we have either (i) a public float of less than $250 million held by non-affiliates as of the last business day of the second quarter of our then current financial year or (ii) annual revenues of less than $100 million during such recently completed fiscal year with less than $700 million in public float as of the last business day of the second quarter of such fiscal year.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. It is possible that some investors will find our Common Shares less attractive as a result, which may result in a less active trading market for our Common Shares and higher volatility in our stock price.

Need for future financing

The continued development of the Company will require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company’s business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution.

Actual results may differ materially from our financial projections

The forecast financial information contained in this Prospectus was prepared using assumptions that reflect management’s currently intended course for the periods covered, given the judgment of management with respect to economic conditions and other related factors. There can be no assurance that the assumptions reflected in the forecast will prove to be accurate. Actual results for the forecast period may vary significantly from the forecast results and those variations may be material. The Company gives no representation that actual results achieved in the forecast period will be the same, in whole or in part, as those forecast herein. See “Cautionary Statement Regarding Forward-Looking Information”.

The Company does not intend to pay any cash dividends in the foreseeable future

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

Risks Related to the Company

Other risks.

Prospective purchasers should carefully consider the risks in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference), including in the Form 10-K under “Risk Factors”. If any of such or other risks occurs, the Company’s business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, the applicable Securities could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future loss due to the occurrence of such risks or other unforeseen risks.

NOTE REGARDING MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”).

S-K 1300 contains the rules established by the Securities and Exchange Commission (the “SEC”) concerning mining disclosure by U.S. reporting companies. The information contained or incorporated herein, contains pertinent information required under and S-K 1300.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this Prospectus and the documents incorporated by reference in this Prospectus, including but not limited to management’s assessment of the Company’s future plans and operations, the perceived merit of projects or deposits, and the impact and anticipated timing of the Company’s development plan and recapitalization plan, production guidance and outlook, the anticipated growth expenditures, the anticipated timing of permitting, production, project development or technical studies constitutes forward-looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive there from. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, ability to access sufficient capital from internal and external sources, the Company may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company’s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production estimates and stock market volatility. Please see “Risks Factors” in this Prospectus or under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 for more information regarding risks regarding the Company which is available on EDGAR at www.sec.gov/edgar. All forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended December 31
	2024	2023	2022
High for period	1.4416	1.3875	1.3856
Low for period	1.3316	1.3128	1.2451
Average for period	1.3698	1.3497	1.3011
Rate at end of period	1.4389	1.3226	1.3544

On April 30, 2025, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was C$1.00 = US$0.72 (US$1.00 = C$1.3812).

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) (“BCBCA”) under the name “i-80 Gold Corp.”, as a wholly-owned subsidiary of Premier Gold Mines Limited (“Premier”) for the purposes of completing a plan of arrangement (the “Plan of Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. (“Premier USA”) to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a “reporting issuer” under applicable Canadian securities laws and is no longer a subsidiary of Premier.

The Company’s registered office is located at Suite 2500 Park Place, 66 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 360, Reno, Nevada, 89502. The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Intercorporate relationships

The Company’s material wholly-owned subsidiary is Premier USA, a Delaware corporation. Premier USA has four material wholly-owned subsidiaries: (i) Au-Reka Gold LLC, a Delaware limited liability company (“Au-Reka LLC”); (ii) Goldcorp Dee LLC, a Nevada limited liability company (“Dee LLC”); (iii) Osgood Mining Company LLC, a Nevada limited liability company (“Osgood LLC”); and (iv) Ruby Hill Mining Company, LLC, a Nevada limited liability company (“Ruby Hill LLC”).

On May 8, 2023, the Company completed the acquisition of all of the issued and outstanding common shares of Paycore Minerals Inc. (“Paycore”), which owns the FAD Project located in Eureka County, Nevada (the “Paycore Arrangement”).

The following diagram illustrates the condensed corporate structure of the Company and the location of the Company’s principal assets as at the date hereof.

Description of the Business

The Company is a mining company engaged in the mining and exploration of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company’s principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the “McCoy-Cove Project”); (ii) a 100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the “Granite Creek Project”); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company’s McCoy-Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the “Lone Tree Project”); (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “Ruby Hill Project”); and (v) a 100% interest in the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “FAD Project”). The Company does not consider the FAD Project to be material as of the date of this Prospectus.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

DIVIDEND POLICY

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at the date of this Prospectus, we had 443,358,811 Common Shares outstanding.

Common Shares

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c)  create a class or series of shares ranking in priority to, or on parity with, the Common Shares.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Warrants

Each applicable Prospectus Supplement will set forth the terms and other information with respect to Warrants being offered thereby, if any, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date or dates, if any, on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currencies in which the Warrants will be offered and in which the exercise price of such Warrants may be payable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities on the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any material risk factors relating to the Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Subscription Receipts, Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	The title of the Debt Securities;

•	Any limit on the aggregate principal amount of the Debt Securities

•

The date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

The rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other Securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other Securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items or any other “novel specified derivative” as defined in NI 44-102.

To the extent any Debt Securities are convertible into Common Shares or other Securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to any Subscription Receipts that may be offered pursuant to this Prospectus and the relevant Prospectus Supplement. The Company may issue Subscription Receipts separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements between the Company and one or more escrow agents.

The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be obtained upon conversion of each Subscription Receipt;

•	the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the terms applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon, and for the release of such proceeds from escrow;

•	if applicable, the identity of the escrow agent;

•	whether such Subscription Receipts will be listed on any securities exchange;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	certain material Canadian tax consequences of owning, holding and disposing of the Subscription Receipts;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Prior to the conversion of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities into which the Subscription Receipts may be converted, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K filed with the SEC, any Unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	the currency in which the Units will be offered;

•	any minimum or maximum subscription amount;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•

certain material Canadian and United States income tax consequences of acquiring, owning, exercising and disposing of the Securities comprising the Units, including how the purchase price paid for the Units will be allocated among the component Securities;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers and may also sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue Securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries. Each Prospectus Supplement will set forth the terms of the offering or issue, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”) and in accordance with Rule 415(a)(4) under the United States Securities Act of 1933 (the “Securities Act”), including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our securities offered by that Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, the Company’s Securities in connection with an ATM Distribution of the Company’s Securities or effect any other transactions that are intended to stabilize the market price of the Company’s Securities during an ATM Distribution.

In connection with any offering of Securities, other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

CERTAIN CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Bennett Jones LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Shares is TSX Trust Company, located at 100 Adelaide Street West, Suite 301, Toronto, Ontario Canada MSH 1S3.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

Certain of the scientific and technical information relating to our mineral projects in this Prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this Prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or the Company:

•

Practical Mining LLC and T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report summary titled “S-K1300 Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada” dated March 26, 2025;

•

Global Resources Engineering, Practical Mining LLC, and T.R. Raponi Consulting Ltd. each prepared or certified certain portions of the technical report summary titled “S-K 1300 Initial Assessment & Technical Report Summary, Granite Creek Mine, Humboldt County, Nevada” dated March 27, 2025;

•	GeoGlobal LLC prepared or certified certain portions of the technical report titled “S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada” dated February 24, 2025; and

•

Forte Dynamics, Inc., Practical Mining LLC, an T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report titled “S-K 1300 Initial Assessment & Technical Report Summary, Ruby Hill Complex, Eureka County, Nevada” dated March 27, 2025.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this Prospectus, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

(excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings,) after the date of filing of this registration statement on Form S-3 to which this Prospectus relates. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 as amended on April 30, 2025;

(b)

current reports on Form 8-K, filed with the SEC on January 13, 2025, January  17, 2025, January  27, 2025, January  30, 2025, January  31, 2025, February  13, 2025, February  24, 2025, March  6, 2025, April  1, 2025, April  1, 2025, April  15, 2025, and April 25, 2025;

(c)	the description of Common Shares contained in our registration statement on Form 40-F filed on May 6, 2022, including any amendment or report filed for purposes of updating such description;

(d)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after December 31, 2024 but before the end of the offering of the Securities made by this Prospectus.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone: 1-866-525-6450. These documents are also available electronically under the Company’s profile on EDGAR at www.sec.gov/edgar. Our website is www.i80gold.com. Information contained in or accessible through our website does not constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new Annual Report, the related annual financial statements and management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous Annual Report, the previous annual financial statements, the previous management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new Annual Report is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of our Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

PROSPECTUS SUPPLEMENT

i-80 Gold Corp.

3,453,237 Common Shares

June 25, 2026